SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to §240.14a-12

LifeLock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Hi Team,

I wanted to pass along a note from Symantec CEO Greg Clark. He shares our excitement about today’s announcement. Please join Greg and me for our special all-company Huddle tomorrow—Monday, Nov. 21—at 9:30 a.m. PT/10:30 a.m. AZ.

Thanks,

Hilary

Team,

I have always been a big fan of LifeLock and the important work you do—so you can imagine my excitement to be reaching out to you about the incredible future our two companies will build, side-by-side.

The secret to a successful business is to find a need in the market and build a solution that solves that problem better than anyone else. At LifeLock, you’ve done more than that—you’ve become the name that people across the country turn to in order to keep their identities safe: an achievement that companies in any market space rarely attain.

We’ve spent a lot of time in recent months learning more about LifeLock, and what we’ve learned only underscores our great impression. You have built a trusted company that is driving double-digit growth and innovating like no one else with technologies and analytics developed by ID Analytics.

You are the team we want to partner with and bring that future to life.

At Symantec, we too are passionate about what we do: we keep the world’s information safe. We’re the leading provider of consumer security through our Norton product, protecting the information of 50+ million subscribers around the world. We are the best at what we do because we are committed to our mission.

As partners, we can accelerate the growth of LifeLock and Norton, while winning for our customers and creating new opportunities for all of us. Our companies are built upon common values with complementary missions that will allow us to move forward quickly and with confidence. Fran Rosch, our Executive Vice President of the consumer business unit, and I will be joining your huddle tomorrow morning. And we look forward to visiting LifeLock’s key sites over the next few weeks to get to know you and to answer your questions.

We expect this transaction to close in the first calendar quarter of 2017. Until then, Symantec and LifeLock will continue to operate as separate companies while designated teams from both companies begin to plan our integration.

Today, we have announced a union that will revolutionize the way we help consumers protect their digital lives by joining forces with you. Together, Symantec and LifeLock will deliver unparalleled digital safety, a solution that safeguards our customers against information loss and identity theft, and defends their digital freedom.

It’s a big day for Symantec and LifeLock. We are committed to transforming the cyber security and the identity protection industries and we are honored to pursue and achieve that goal with you. Our customers will be excited, the market will stand up and take notice, and we, as a team, will see great results from our efforts.

Together, Symantec and LifeLock will raise the bar to transform the consumer security industry. I look forward to starting this journey with all of you.

Greg

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Symantec Corporation (together with its consolidated subsidiaries, “Symantec”) and LifeLock, Inc. (the “Company” or “LifeLock”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the merger agreement or the transaction, (viii) the possibility that competing offers or acquisition proposals for the Company will be made; (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (x) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transaction; and (xi) the ability of Symantec to implement its plans, forecasts, and other expectations with respect to the Company’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information About the Merger

In connection with the proposed merger, LifeLock will file a proxy statement with the SEC. The definitive proxy statement will be mailed to LifeLock stockholders and will contain important information about the proposed merger and related matters. LifeLock STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. LifeLock stockholders are advised that they may obtain free copies of the proxy statement filed by LifeLock with the SEC (when this document becomes available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the proxy statement may be obtained (when this document becomes available) from LifeLock’s website at http://investor.LifeLock.com or from LifeLock by written request to Investor Relations, 60 East Rio Salado Parkway, Suite 400, Tempe, AZ 85281.

Additionally, LifeLock and Symantec will file other relevant materials in connection with the proposed acquisition of LifeLock by Symantec pursuant to the terms of an Agreement and Plan of Merger by and among, Symantec, L1116 Merger Sub, Inc., a wholly owned subsidiary of Symantec, and LifeLock Symantec, LifeLock and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of LifeLock stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Symantec’s executive officers and directors in the solicitation by reading Symantec’s most recent Annual Report on Form 10-K, which was filed with the SEC on May 20, 2016 and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of LifeLock’s participants in the solicitation, which may, in some cases, be different than those of LifeLock’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.